UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2022

VERTIV HOLDINGS CO

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-38518

(Commission File Number)

81-2376902

(I.R.S. Employer Identification No.)

1050 Dearborn Drive, Columbus, Ohio 43085

(Address of principal executive offices and zip code)

614-888-0246

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	VRT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 20, 2022, Vertiv Group Corporation, a Delaware corporation (the “Lead Borrower”), Vertiv Intermediate Holding II Corporation, a Delaware corporation and the direct parent of the Lead Borrower, as a guarantor, and certain subsidiaries of the Lead Borrower party thereto as guarantors or borrowers, as applicable (the “Credit Parties”), each indirect wholly owned subsidiaries of Vertiv Holdings Co (the “Company” and together with its subsidiaries, “we” or “our”), entered into (i) Amendment No. 6 to the Revolving Credit Agreement (the “Sixth Amendment”) and (ii) Amendment No. 7 to the Revolving Credit Agreement (the “Seventh Amendment” and together with the Sixth Amendment, the “Amendments”), each with JPMorgan Chase Bank, N.A., as Administrative Agent and the lenders and other persons party thereto. The Amendments each amend the current Revolving Credit Agreement, dated as of November 30, 2016, by and among, the Credit Parties, the Administrative Agent and the lenders and other persons from time to time party thereto (as amended, the “Credit Agreement”).

Pursuant to the Sixth Amendment, among other modifications, the interest rate benchmark for currently outstanding and future revolving loans was converted from the London Interbank Offered Rate (LIBOR) to the Secured Overnight Financing Rate (SOFR) (with a 10 basis points credit spread adjustment for all available tenors), Euro Interbank Offered Rate (EURIBOR) and Sterling Overnight Indexed Average (SONIA), as applicable. Under to the Seventh Amendment, the U.S. revolving loan commitments in connection with the U.S. tranche was increased by $115,000,000 to a total loan commitment of $570,000,000 under the Credit Agreement.

All other material provisions of the Credit Agreement remain materially unchanged, including the March 2, 2025 maturity date. As of September 20, 2022, the principal amount outstanding under the Credit Agreement was approximately $280,000,000. The terms of the Credit Parties’ outstanding indebtedness under the long-term credit facility and the secured notes are unaffected by the Credit Parties entering into the Amendments.

The foregoing description of the Amendments does not purport to be complete and is qualified in its entirety by reference to the Sixth Amendment and the Seventh Amendment, which are filed as Exhibit 10.1(a) and Exhibit 10.1(b) hereto. The representations and warranties contained in the Sixth Amendment and Seventh Amendment, as applicable, were made only for purposes of such amendment and as of the dates specified therein; were solely for the benefit of certain parties to such Amendments; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations and warranties or any description thereof as characterizations of the actual state of facts or condition of the Company and its subsidiaries. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Amendments, which subsequent information may or may not be fully reflected in public disclosures by the Company.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 7.01	Regulation FD

We increased the size of the ABL credit facility by $115 million to further enhance the liquidity profile of the business. We have eligible assets that can be used as collateral immediately to support the ABL increase. Given the level of eligible assets available in the business, the decision to increase the facility size was straight-forward and consistent with our commitment to have a strong balance sheet and maximize the flexibility of the business. While we have no specific-use plans for the additional liquidity, we believe this opportunity will serve us well to further bolster our liquidity position and facilitate our long-term growth and strategic initiatives.

The information furnished pursuant to this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.

Cautionary Note Concerning Forward-Looking Statements

This Current Report, and other statements that the Company may make in connection therewith, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the Company’s future financial or business performance, strategies or expectations, and as such are not historical facts. These statements are only a prediction. Actual events or results may differ materially from those in the forward-looking statement set forth herein. Readers are referred to the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q for a discussion of these and other important risk factors concerning the Company and its operations. The Company is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are being filed with this Current Report on Form 8-K:

10.1(a)	Amendment No. 6 to the Revolving Credit Agreement, dated as of September 20, 2022, by and among Vertiv Intermediate Holding II Corporation, Vertiv Group Corporation, certain other affiliates of Vertiv Group Corporation, as borrowers and guarantors party thereto, JPMorgan Chase Bank, N.A., as administrative agent and the lenders party thereto.

10.1(b)	Amendment No. 7 to the Revolving Credit Agreement, dated as of September 20, 2022, by and among Vertiv Intermediate Holding II Corporation, Vertiv Group Corporation, certain other affiliates of Vertiv Group Corporation, as borrowers party thereto, JPMorgan Chase Bank, N.A., as administrative agent and the lenders party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 20, 2022

VERTIV HOLDINGS CO

By:	/s/ David Fallon
Name:	David Fallon
Title:	Chief Financial Officer